1 SUPPLEMENTAL INDENTURE No. 4 SUPPLEMENTAL INDENTURE No. 4 (this “Supplemental Indenture”) dated as of November 13, 2023 among Maxeon Solar Technologies, Ltd. (or its successor) (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and DB Trustees (Hong Kong) Limited as collateral trustee (the “Collateral Trustee”), under the indenture referred to below. WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture (as amended by (a) that certain Supplemental Indenture No. 1, dated September 30, 2022, by and among the Company, the Trustee and the Collateral Trustee, (b) that certain Supplemental Indenture No. 2, dated October 14, 2022, by and among the Company, the New Guarantor (as defined therein), the Trustee and the Collateral Trustee and (c) that certain Supplemental Indenture No. 3, dated October 14, 2022, by and among the Company, SunPower Philippines Manufacturing Ltd., the Trustee, the Collateral Trustee and the Supplemental Collateral Trustee named therein, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) dated as of August 17, 2022, providing for the issuance of the Company’s 7.50% Convertible First Lien Senior Secured Notes (the “Notes”), initially in an aggregate principal amount of $207,000,000; WHEREAS the Indenture provides that, pursuant to Section 8.02 of the Indenture, the Company and the Trustee may, subject to Sections 8.01, 8.03, 7.05 and 7.08 of the Indenture and clauses (i) to (x) of Section 8.02(A) of the Indenture, amend or supplement any provision of the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; WHEREAS pursuant to an Acknowledgement Letter to a Letter of Consent, dated November 11, 2023, Zhonghuan Singapore Investment and Development Pte. Ltd., in its capacity as the Holder of $207,000,000 principal amount of the Notes, representing 100% of the outstanding principal amount of the Notes, consents to the execution and delivery of this Supplemental Indenture and the amendments to the Indenture set forth herein; and WHEREAS pursuant to Section 8.02 of the Indenture, the Trustee, the Collateral Trustee and the Company are authorized to execute and deliver this Supplemental Indenture; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Amendments to Schedule 1.01 of the Indenture. Paragraph 7 of Schedule 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

2 “7. [Reserved].” 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. 4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 5. Trustee and Collateral Trustee Make No Representation. The Trustee and the Collateral Trustee make no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [Remainder of page intentionally left blank]

[Signature Page to Supplemental Indenture] AS_ACTIVE:\34124800\2\77557.0003 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: Name: Title: By: Name: Title: DB TRUSTEES (HONG KONG) LIMITED, AS COLLATERAL TRUSTEE By: Name: Title: By: Name: Title: Kai Strohbecke Authorised Signatory

[Signature Page to Supplemental Indenture] AS_ACTIVE:\34124800\2\77557.0003 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: Name: Title: By: Name: Title: DB TRUSTEES (HONG KONG) LIMITED, AS COLLATERAL TRUSTEE By: Name: Title: By: Name: Title: Carol Ng Vice President Chris Niesz Vice President